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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Bristol-Myers Squibb Company of our report dated March 9, 2004 relating to the financial statements and financial statement schedules, which appears in Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Independent Accountants" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 24, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS